FILE NO. 70-10013


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                       TO FORM U-1 APPLICATION/DECLARATION
                             UNDER SECTION 3(b) AND
            RULE 10 OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                  --------------------------------------------

                             DUKE ENERGY CORPORATION
                              526 S. Church Street
                         Charlotte, North Carolina 28202

                (Name of the company filing this application and
                   address of its principal executive office)

                  ---------------------------------------------

                                 David L. Hauser
                            Senior Vice President and
                                    Treasurer
                             Duke Energy Corporation
                              526 S. Church Street
                         Charlotte, North Carolina 28202

                     (Name and address of agent for service)

               Please also submit copies of all correspondence to:

                                Adam Wenner, Esq.
                             Catherine O'Harra, Esq.
                             Vinson & Elkins L.L.P.
                           The Willard Office Building
                         1455 Pennsylvania Avenue, N.W.
                          Washington, D.C.  20004-1008

                             J. Curtis Moffatt, Esq.
                                Van Ness Feldman
                           A Professional Corporation
                            1050 Thomas Jefferson St.
                          Washington, D.C.  20007-3877

     Applicant, Duke Energy Corporation ("Duke Energy"), a North Carolina corporation, entered into an Amended and Restated Combination Agreement with Westcoast Energy Inc. ("Westcoast"), a corporation organized under the laws of Canada, pursuant to which Duke Energy proposed to acquire the stock of Westcoast (the "Acquisition").

     On November 30, 2001, the Form U-1 Application/Declaration in this proceeding was originally filed pursuant to Section 3(b) of the Public Utility Holding Company Act of 1935 (the "1935 Act") with the Securities and Exchange Commission and was subsequently amended on January 15, 2002 (Amendment No. 1), January 7, 2002 (Amendment No. 2), January 29, 2002 (Amendment No. 3), March 7, 2002 (Amendment No. 4), and March 8, 2002 (Amendment No. 5). On March 8, 2002, the Commission issued an order granting the requested exemptions under Section 3(b) of the 1935 Act.(1)

     Applicant files herewith Exhibit 12, a "no-action" letter from the Federal Trade Commission, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, relating to the Acquisition.

                                    SIGNATURE

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this Post-Effective Amendment No. 1 to the Form U-1 Application/Declaration to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Respectfully submitted,

                                       DUKE  ENERGY  CORPORATION


                                       By:  /s/  David L. Hauser
                                           ---------------------------------
                                                  David L. Hauser
                                                 Vice President and
                                                    Treasurer
     Dated: March 13, 2002

------------------
1    Duke Energy Corporation, Release No. 35-27496; 70-10013, March 8, 2002.


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